UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2021, our Board of Directors (the “Board”) appointed Alice Huang, Ph.D. to the Board, to serve until our next annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Concurrently with her appointment to the Board, the Compensation Committee of the Board determined that Dr. Huang is an “Eligible Director” as that term is defined in our Non-Employee Director Compensation Policy, attached as Exhibit 10.4 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2020. Accordingly, on January 26, 2021, Dr. Huang became a participant in our Non-Employee Director Compensation Policy (“Compensation Policy”). Dr. Huang was also granted an option to purchase 80,000 shares of the Company’s stock under the Compensation Policy. Dr. Huang has also entered into our standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to our Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012.

Concurrently with her appointment to the Board, Dr. Huang was also appointed to serve on the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: January 28, 2021	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer